Investor Contact:               Enrique Mayor-Mora
          877-784-7167
NEWS RELEASE
Media Contact:                   Hill & Knowlton
          786-553-1542

DENNY’S CORPORATION REPORTS RESULTS FOR THE SECOND QUARTER 2009

SPARTANBURG, S.C., August 4, 2009 – Denny’s Corporation (NASDAQ: DENN) today reported results for the second quarter ended July 1, 2009.

Second Quarter Highlights

•	Adjusted income before taxes grew $1.6 million to $7.3 million

•	Net income increased $6.2 million due primarily to $6.4 million less in restructuring charges

•	Opened 10 new franchised restaurants and sold 22 company restaurants under Denny’s Franchise Growth Initiative (FGI) - increased franchised restaurants to 83% of Denny’s system

•	Voluntarily paid down $9.4 million in debt

•	Same-store sales decreased 2.7% at company units and decreased 4.7% at franchised units

•	Company restaurant operating margin improved by 1.8 percentage points to 14.3% of sales

Nelson Marchioli, President and Chief Executive Officer, stated, “Denny’s has continued to deliver growth in profits despite the unprecedented on-going pressures on same-store sales in the restaurant industry due to the challenging consumer environment.”

“Denny’s on-going transition to a more franchised based business model was supported by the opening of 10 new franchise stores and the sale of 22 company units to franchisees in the second quarter. This is allowing us to concentrate our resources on driving profitability while developing and introducing new craveable products for our guests. We expect these new product concepts, in combination with Denny’s focus on delivering value, will lead to improved traffic over-time. Our transition continues to be characterized by strong demand for our units through the Company’s FGI program, impressive new unit development in an industry that is scaling back and by strong margin growth at the operating level.”

Second Quarter Results

For the second quarter of 2009, Denny’s reported total operating revenue, including company restaurant sales and franchise revenue, of $155.8 million compared with $190.3 million in the prior year quarter.  Company restaurant sales decreased $37.7 million due primarily to 97 fewer equivalent company restaurants compared with the prior year quarter resulting from the sale of company restaurants to franchisees under FGI.  During the second quarter, Denny’s closed one company restaurant and sold 22 restaurants to franchisee operators.

Company restaurant operating margin (as a percentage of company restaurant sales) for the second quarter was 14.3%, an increase of 1.8 percentage points compared with the same period last year. This improved margin rate was driven largely by an increase in check average (the net of price increases taken over the last twelve months to help counterbalance commodity inflation and a stronger value oriented menu mix), efficiency gains in company operated units, the selling of lower margin units through FGI, and lower utility rates. Product costs for the second quarter decreased 0.5 percentage points to 23.4% of sales due primarily to a higher average guest check partially offset by commodity inflation.  Payroll and benefit costs decreased 0.7 percentage points to 41.6% of sales due primarily to improvements in staffing efficiency partially offset by higher restaurant management incentive compensation.  Occupancy costs increased 0.3 percentage points to 6.4% of sales due primarily to changes in the portfolio of company-owned restaurants and the decrease in same-store sales.  Utility costs decreased 0.5 percentage points to 4.4% primarily due to lower natural gas costs. Marketing expenses increased 0.4 percentage points to 3.8% of sales due to the establishment of local market advertising cooperatives with Denny’s franchisees.

For the second quarter of 2009, Denny’s reported franchise and license revenue of $30.3 million compared with $27.0 million in the prior year quarter.  Franchise revenue increased $3.3 million, or 12.1%, due primarily to an additional 95 equivalent franchise restaurants compared with the prior year period.  The growth in franchise revenue included a $2.2 million increase in occupancy revenue, a $0.8 million increase in royalty revenue and a $0.2 million increase in initial franchise fee revenue.  During the second quarter, Denny’s franchisees opened 10 new restaurants, closed 11 and purchased 22 company restaurants.

Franchise operating margin increased $1.1 million, or 6.0%, to $19.6 million in the second quarter as higher franchise revenue offset a $2.2 million increase in franchise costs, primarily franchise occupancy costs. Franchise operating margin (as a percentage of franchise and license revenue) for the second quarter was 64.7%, a decrease of 3.8 percentage points compared with the same period last year.  The franchise margin decrease was due primarily to the increasing contribution of lower-margin occupancy revenue as leased company restaurant units are in turn subleased to franchisees through FGI.

General and administrative expenses for the second quarter increased $0.4 million, or 2.4%, from the same period last year resulting primarily from reduced staffing attributable to the new organizational structure implemented in the second quarter of 2008 offset by increased incentive and share based compensation along with the negative impact related to the accounting for our deferred compensation plan.

Depreciation and amortization expense for the second quarter declined by $1.9 million compared with the prior year period primarily as a result of the sale of restaurant and property assets over the past year.  Operating gains, losses and other charges, net, which reflect restructuring charges, exit costs, impairment charges and gains or losses on the sale of assets, decreased $6.8 million in the quarter due primarily to a $6.4 million decrease in restructuring charges related to prior year organizational structure changes to become a more franchise focused business.

Operating income for the second quarter increased $6.9 million from the prior year period to $17.4 million.  Excluding gains, losses, and other charges in both periods, operating income increased $0.1 million despite a $34.5 million decrease in total operating revenue attributable primarily to the sale of company restaurants.

Interest expense for the second quarter decreased $0.6 million, or 7.2%, to $8.2 million as a result of a $22.2 million reduction in debt from the prior year period.  Other nonoperating income decreased $0.9 million in the second quarter due primarily to the recognition of unrealized gains/losses related to our interest rate swap.

Denny’s reported net income of $9.3 million for the second quarter, or $0.09 per diluted common share, compared with prior year period net income of $3.2 million, or $0.03 per diluted common share.  Adjusted income before taxes, Denny’s metric for earnings guidance, increased $1.6 million, or 27%, in the second quarter to $7.3 million.  This measure, which is used as an internal profitability metric, excludes restructuring charges, exit costs, impairment charges, asset sale gains and losses, share-based compensation, other nonoperating expenses and income taxes.

Franchise Growth Initiative (FGI)

Denny’s continued its strategic initiative to increase franchise restaurant development through the sale of certain company restaurants.  During the second quarter, the company sold 22 restaurants to eight franchisee operators under FGI bringing the number sold since the program began in early 2007 to 261, or 50% of the pre-FGI company restaurants.

Denny’s ended the second quarter of 2009 with a system mix of 83% franchised and licensed restaurants and 17% company restaurants compared with 66% franchised and licensed restaurants and 34% company restaurants before the FGI program in the first quarter of 2007.

The sale of company restaurant operations and other assets year-to-date 2009 generated net sales proceeds of $14.5 million of which $13.0 million was received in cash and the remaining $1.5 million in the form of notes receivable.  The majority of cash proceeds were used to reduce debt by $12.3 million during the first half of 2009.

Business Outlook

Based on year-to-date results and management’s expectations at this time, Denny’s is reaffirming its financial guidance for full-year 2009 as announced in its fourth quarter 2008 earnings release on February 18, 2009.  Key guidance provided at that time included:
•	Company same-store sales of (3.0%) to (1.0%) for 2009
•	Franchise same-store sales of (5.0%) to (3.0%) for 2009
•	30 new franchise restaurant openings
•	Adjusted income before taxes of between $15 million and $20 million

Further Information

Denny’s will provide further commentary on its second quarter 2009 results on its quarterly investor conference call today, Tuesday, August 4, 2009 at 5:00 p.m. ET.  Interested parties are invited to listen to a live broadcast of the conference call accessible through the investor relations section of Denny’s website at  ir.dennys.com .  A replay of the call may be accessed at the same location later in the day and will remain available for 30 days.

Denny’s is one of America’s largest full-service family restaurant chains, consisting of 263 company-owned units and 1,281 franchised and licensed units, with operations in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico.  For further information on Denny’s, including news releases, links to SEC filings and other financial information, please visit the Denny’s investor relations website.

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release.  In addition, certain matters discussed in this release may constitute forward-looking statements.  These forward-looking statements involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements.  Words such as “expects”, “anticipates”, “believes”, “intends”, “plans”, “hopes”, and variations of such words and similar expressions are intended to identify such forward-looking statements.  Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.  Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others:  the competitive pressures from within the restaurant industry; the level of success of the Company’s strategic and operating initiatives, advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (and in the Company’s subsequent quarterly reports on Form 10-Q).

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter	Quarter
	Ended	Ended
(In thousands, except per share amounts)	7/1/09	6/25/08

Revenue:
Company restaurant sales	$125,500	$163,233
Franchise and license revenue	30,313	27,039
Total operating revenue	155,813	190,272
Costs of company restaurant sales	107,507	142,759
Costs of franchise and license revenue	10,689	8,520
General and administrative expenses	15,907	15,537
Depreciation and amortization	8,015	9,892
Operating gains, losses and other charges, net	(3,751)	3,027
Total operating costs and expenses	138,367	179,735
Operating income	17,446	10,537
Other expenses:
Interest expense, net	8,239	8,883
Other nonoperating income, net	(745)	(1,617)
Total other expenses, net	7,494	7,266
Income before income taxes	9,952	3,271
Provision for income taxes	616	120
Net income	$9,336	$3,151

Net income per share:
Basic	$0.10	$0.03
Diluted	$0.09	$0.03

Weighted average shares outstanding:
Basic	96,113	95,017
Diluted	98,457	98,911

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Two Quarters	Two Quarters
	Ended	Ended
(In thousands, except per share amounts)	7/1/09	6/25/08

Revenue:
Company restaurant sales	$261,076	$332,826
Franchise and license revenue	60,497	53,442
Total operating revenue	321,573	386,268
Costs of company restaurant sales	227,192	294,194
Costs of franchise and license revenue	21,987	16,691
General and administrative expenses	29,754	31,152
Depreciation and amortization	16,727	20,133
Operating gains, losses and other charges, net	(3,453)	(5,686)
Total operating costs and expenses	292,207	356,484
Operating income	29,366	29,784
Other expenses:
Interest expense, net	16,730	18,084
Other nonoperating (income) expense, net	(1,231)	3,759
Total other expenses, net	15,499	21,843
Income before income taxes	13,867	7,941
Provision for income taxes	224	666
Net income	$13,643	$7,275

Net income per share:
Basic	$0.14	$0.08
Diluted	$0.14	$0.07

Weighted average shares outstanding:
Basic	96,079	94,922
Diluted	97,893	98,659

DENNY’S CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	7/1/09	12/31/08

ASSETS
Current Assets
Cash and cash equivalents	$19,865	$21,042
Receivables, net	14,185	15,146
Assets held for sale	3,100	2,285
Other	18,965	14,986
	56,115	53,459

Property, net	140,513	159,978
Goodwill	38,804	40,006
Intangible assets, net	57,091	58,832
Other assets	36,956	34,920
Total Assets	$329,479	$347,195

Current Liabilities
Current maturities of notes and debentures	$3,388	$1,403
Current maturities of capital lease obligations	3,506	3,535
Accounts payable	19,435	25,255
Other current liabilities	69,039	76,924
	95,368	107,117
Long-Term Liabilities
Notes and debentures, less current maturities	288,563	300,617
Capital lease obligations, less current maturities	19,912	22,084
Other	83,363	91,414
	391,838	414,115
Total Liabilities	487,206	521,232
Total Shareholders' Deficit	(157,727)	(174,037)
Total Liabilities and Shareholders' Deficit	$329,479	$347,195

Debt Balances

(In thousands)	7/1/09	12/31/08

Credit facility revolver loans due 2011	$-	$-
Credit facility term loans due 2012	116,652	126,652
Capital leases and other debt	23,717	25,987
Senior notes due 2012	175,000	175,000
Total Debt	315,369	$327,639

DENNY’S CORPORATION
Income, EBITDA and G&A Reconciliations
(Unaudited)

	Quarter	Quarter	Two Quarters	Two Quarters
Income and EBITDA Reconciliation	Ended	Ended	Ended	Ended
(In millions)	7/1/09	6/25/08	7/1/09	6/25/08

Net income	$9.3	$3.2	$13.6	$7.3

Provision for income taxes	0.6	0.1	0.2	0.7
Operating gains, losses and other charges, net	(3.8)	3.0	(3.5)	(5.7)
Other nonoperating (income) expense, net	(0.7)	(1.6)	(1.2)	3.8
Share-based compensation	1.8	1.0	2.7	1.7

Adjusted income before taxes (1)	$7.3	$5.7	$11.9	$7.7

Interest expense, net	8.2	8.9	16.7	18.1
Depreciation and amortization	8.0	9.9	16.7	20.1
Cash payments for restructuring charges and exit costs	(1.8)	(2.3)	(3.6)	(3.8)
Cash payments for share-based compensation	-	-	(1.8)	(0.4)

Adjusted EBITDA (1)	$21.7	$22.2	$40.0	$41.8

	Quarter	Quarter	Two Quarters	Two Quarters
General and Administrative Expenses Reconciliation	Ended	Ended	Ended	Ended
(In millions)	7/1/09	6/25/08	7/1/09	6/25/08

Share-based compensation	$1.8	$1.0	$2.7	$1.7
Other general and administrative expenses	$14.1	$14.5	27.1	$29.5
Total general and administrative expenses	$15.9	$15.5	$29.8	$31.2

(1)
We believe that, in addition to other financial measures, Adjusted Income Before Taxes and Adjusted EBITDA are appropriate indicators to assist in the evaluation of our operating performance on a period-to-period basis.  We also use Adjusted Income and Adjusted EBITDA internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including bonuses for certain employees.  Adjusted EBITDA is also used to evaluate our ability to service debt because the excluded charges do not have an impact on our prospective debt servicing capability and these adjustments are contemplated in our senior credit facility for the computation of our debt covenant ratios.  However, Adjusted Income and Adjusted EBITDA should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with U.S. generally accepted accounting principles.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter		Quarter
	Ended		Ended
(In millions)	7/1/09		6/25/08

Company restaurant operations: (2)
Company restaurant sales	125.5	100.0%	163.2	100.0%
Costs of company restaurant sales:
Product costs	29.3	23.4%	39.0	23.9%
Payroll and benefits	52.2	41.6%	69.0	42.3%
Occupancy	8.1	6.4%	10.0	6.1%
Other operating costs:
Utilities	5.6	4.4%	8.1	4.9%
Repairs and maintenance	2.5	2.0%	3.6	2.2%
Marketing	4.8	3.8%	5.6	3.4%
Legal settlements	-	0.0%	0.5	0.3%
Other	5.1	4.0%	7.0	4.3%
Total costs of company restaurant sales	$107.5	85.7%	$142.8	87.5%
Company restaurant operating margin (3)	$18.0	14.3%	$20.5	12.5%

Franchise operations: (4)
Franchise and license revenue
Royalty and license revenue	$18.0	59.4%	$17.2	63.4%
Initial and other fee revenue	1.3	4.2%	1.1	3.9%
Occupancy revenue	11.0	36.4%	8.8	32.6%
Total franchise and license revenue	$30.3	100.0%	$27.0	100.0%

Costs of franchise and license revenue
Direct franchise costs	$2.1	7.0%	$1.6	6.0%
Occupancy costs	8.6	28.3%	6.9	25.5%
Total costs of franchise and license revenue	$10.7	35.3%	$8.5	31.5%
Franchise operating margin (3)	$19.6	64.7%	$18.5	68.5%

Total operating revenue (1)	$155.8	100.0%	$190.3	100.0%
Total costs of operating revenue (1)	118.2	75.9%	151.3	79.5%
Total operating margin (1)(3)	$37.6	24.1%	$39.0	20.5%

Other operating expenses: (1)(3)
General and administrative expenses	15.9	10.2%	15.5	8.2%
Depreciation and amortization	8.0	5.1%	9.9	5.2%
Operating gains, losses and other charges, net	(3.8)	(2.4%)	3.0	1.6%
Total other operating expenses	$20.2	12.9%	$28.5	15.0%

Operating income (1)	$17.4	11.2%	$10.5	5.5%

(1)	As a percentage of total operating revenue
(2)	As a percentage of company restaurant sales
(3)
Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue.  As such, operating margin is considered a non-GAAP financial measure.  Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with U.S. generally accepted accounting principles.

(4)	As a percentage of franchise and license revenue

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Two Quarters		Two Quarters
	Ended		Ended
(In millions)	7/1/09		6/25/08

Company restaurant operations: (2)
Company restaurant sales	261.1	100.0%	332.8	100.0%
Costs of company restaurant sales:
Product costs	61.6	23.6%	81.0	24.3%
Payroll and benefits	109.9	42.1%	142.7	42.9%
Occupancy	17.1	6.5%	20.5	6.2%
Other operating costs:
Utilities	12.4	4.8%	16.3	4.9%
Repairs and maintenance	5.1	2.0%	7.3	2.2%
Marketing	9.6	3.7%	11.2	3.4%
Legal settlements	0.4	0.1%	0.9	0.3%
Other	11.1	4.3%	14.2	4.3%
Total costs of company restaurant sales	$227.2	87.0%	$294.2	88.4%
Company restaurant operating margin (3)	$33.9	13.0%	$38.6	11.6%

Franchise operations: (4)
Franchise and license revenue
Royalty and license revenue	$35.9	59.3%	$34.0	63.6%
Initial and other fee revenue	2.9	4.8%	2.3	4.2%
Occupancy revenue	21.7	35.9%	17.2	32.2%
Total franchise and license revenue	$60.5	100.0%	$53.4	100.0%

Costs of franchise and license revenue
Direct franchise costs	$5.4	8.9%	$3.3	6.1%
Occupancy costs	16.6	27.4%	13.4	25.1%
Total costs of franchise and license revenue	22.0	36.3%	$16.7	31.2%
Franchise operating margin (3)	$38.5	63.7%	$36.8	68.8%

Total operating revenue (1)	$321.6	100.0%	$386.3	100.0%
Total costs of operating revenue (1)	249.2	77.5%	310.9	80.5%
Total operating margin (1)(3)	$72.4	22.5%	$75.4	19.5%

Other operating expenses: (1)(3)
General and administrative expenses	29.8	9.3%	31.2	8.1%
Depreciation and amortization	16.7	5.2%	20.1	5.2%
Operating gains, losses and other charges, net	(3.5)	(1.1%)	(5.7)	(1.5%)
Total other operating expenses	$43.0	13.4%	$45.6	11.8%

Operating income (1)	$29.4	9.1%	$29.8	7.7%

(1)	As a percentage of total operating revenue
(2)	As a percentage of company restaurant sales
(3)
Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue.  As such, operating margin is considered a non-GAAP financial measure.  Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with U.S. generally accepted accounting principles.

(4)	As a percentage of franchise and license revenue

DENNY’S CORPORATION
Statistical Data
(Unaudited)

	Quarter	Quarter	Two Quarters	Two Quarters
Same-Store Sales	Ended	Ended	Ended	Ended
(increase/(decrease) vs. prior year)	7/1/09	6/25/08	7/1/09	6/25/08

Same-Store Sales
Company Restaurants	(2.7%)	(0.7%)	(1.1%)	0.0%
Franchised Restaurants	(4.7%)	(3.6%)	(3.1%)	(2.3%)
System-wide Restaurants	(4.2%)	(2.8%)	(2.6%)	(1.6%)

Company Restaurant Sales Detail
Guest Check Average	2.3%	6.4%	1.3%	6.1%
Guest Counts	(4.9%)	(6.7%)	(2.5%)	(5.7%)

	Quarter	Quarter	Two Quarters	Two Quarters
Average Unit Sales	Ended	Ended	Ended	Ended
($ in thousands)	7/1/09	6/25/08	7/1/09	6/25/08

Company Restaurants	$460.0	$442.0	$914.5	$875.3

Franchised Restaurants	$356.6	$368.1	$718.8	$734.8

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total

Ending Units 4/1/09	286	1,260	1,546

Units Opened	0	10	10
Units Refranchised	(22)	22	0
Units Closed	(1)	(11)	(12)
Net Change	(23)	21	(2)

Ending Units 7/1/09	263	1,281	1,544

Equivalent Units
Second Quarter 2008	369	1,178	1,547
Second Quarter 2009	272	1,273	1,545
	(97)	95	(2)

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total

Ending Units 12/31/08	315	1,226	1,541

Units Opened	1	20	21
Units Refranchised	(52)	52	0
Units Closed	(1)	(17)	(18)
Net Change	(52)	55	3

Ending Units 7/1/09	263	1,281	1,544

Equivalent Units
Year-to-Date 2008	380	1,168	1,548
Year-to-Date 2009	285	1,257	1,542
	(95)	89	(6)